EXHIBIT 23.2

CONSENT OF INDEPENDENT ENGINEERS

We consent to the use of our “Report on Reserves Data” dated February 10, 2012 included as Schedule “A” of the Annual Information Form filed as Exhibit 99.1 to the Annual Report on Form 40-F of TransGlobe Energy Corporation for the fiscal year ended December 31, 2011.

Sincerely,

DeGolyer and MacNaughton Canada Limited

/s/ Colin Outtrim
Name	Colin P. Outtrim
Title:	President

Calgary, Alberta, Canada
March 15, 2012